Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Bremer Financial Corporation on Form S-2 of our report dated January 25, 2001, appearing in the Annual Report on Form 10-K of Bremer Financial Corporation for the year ended December 31, 2000 and to the reference to us under the headings "Selected Financial Data", "Summary Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
April 5, 2001